DIRECTOR AND OFFICER
POWER OF ATTORNEY



Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.
20549


				RE:	Jo-Ann Stores, Inc., Commission
					File No. 1-6695,
1934 Act Filings
                                        on Form 3, Form 4
or such other
                                        forms as may be
required by
                                        Section 16 of the
1934 Act

Gentlemen:

The above Company is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934 (the "Act"). The person signing his name below confirms, as of the date appearing opposite his signature that Alan Rosskamm, Betty Rosskamm and Brian P. Carney are authorized on his behalf to sign and to submit to the Securities and Exchange Commission filings on Form 3, Form 4 or such other forms as may be required by Section 16 of the Act. The person so signing also confirms the authority of Alan Rosskamm, Betty Rosskamm and Brian P. Carney, and each of them, to do and perform on his behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the filing requirements of Form 3, Form 4 or such other forms as required by Section 16 of the Act. The authority confirmed herein shall remain in effect as to the person signing his name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.



/s/Scott S
Cowen				Date 12/07/99